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                                                                  Exhibit (o)(2)

                                POWER OF ATTORNEY

     The undersigned hereby constitutes each of Kevin P. Charleston, Sheila M. Barry and Nicholas Palmerino, to sign for the undersigned Paul G. Chenault, in his name and in the capacity indicated below, any and all registration statements (and any amendments thereto) of Loomis Sayles Funds and Loomis Sayles Investment Trust, both Massachusetts business trusts, under the Securities Act of 1933 or the Investment Company Act of 1940, and generally do all things in his name and on his behalf to enable Loomis Sayles Funds and Loomis Sayles Investment Trust to comply with the provisions of the Securities Act of 1933 or the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission.

     Witness my hand this 6th day of November 2002.





                                                /s/ Paul G. Chenault
                                                --------------------------------
                                                     Paul G. Chenault
                                                     Trustee